Exhibit 8.1

List of subsidiaries:

Particulars	Country	Holding as of
		March 31, 2014	March 31, 2013
Infosys BPO	India	99.98%	99.98%
Infosys China	China	100%	100%
Infosys Mexico	Mexico	100%	100%
Infosys Sweden	Sweden	100%	100%
Infosys Shanghai	China	100%	100%
Infosys Brasil	Brazil	100%	100%
Infosys Public Services, Inc.	U.S.A	100%	100%
Infosys Consulting India Limited (1)	India	–	100%
Infosys Americas (2)	U.S.A	100%	–
Infosys BPO s. r. o (3)	Czech Republic	99.98%	99.98%
Infosys BPO (Poland) Sp.Z.o.o (3)	Poland	99.98%	99.98%
Infosys BPO S de R L de CV (3) (14)	Mexico	–	–
Infosys McCamish Systems LLC (Formerly known as McCamish Systems LLC) (3)	U.S.A	99.98%	99.98%
Portland Group Pty Ltd (3)(4)	Australia	99.98%	99.98%
Portland Procurement Services Pty Ltd (10)	Australia	99.98%	99.98%
Infosys Australia (5)	Australia	100%	100%
Edgeverve Systems Limited (14)	India	100%	–
Lodestone Holding AG (6)	Switzerland	100%	100%
Lodestone Management Consultants (Canada) Inc (7)(13)	Canada	–	100%
Lodestone Management Consultants Inc. (7)	U.S.A	100%	100%
Lodestone Management Consultants Pty Limited (7)	Australia	100%	100%
Lodestone Management Consultants (Asia Pacific) Limited (7)(8)	Thailand	–	–
Lodestone Management Consultants AG (7)	Switzerland	100%	100%
Lodestone Augmentis AG (12)	Switzerland	100%	100%
Hafner Bauer & Ödman GmbH (7)	Switzerland	100%	100%
Lodestone Management Consultants (Belgium) S.A. (9)	Belgium	99.90%	99.90%
Lodestone Management Consultants GmbH (7)	Germany	100%	100%
Lodestone Management Consultants Pte Ltd. (7)	Singapore	100%	100%
Lodestone Management Consultants SAS (7)	France	100%	100%
Lodestone Management Consultants s.r.o. (7)	Czech Republic	100%	100%
Lodestone Management Consultants GmbH (7)	Austria	100%	100%
Lodestone Management Consultants China Co., Ltd. (7)	China	100%	100%
Lodestone Management Consultants Ltd. (7)	UK	100%	100%
Lodestone Management Consultants B.V. (7)	Netherlands	100%	100%
Lodestone Management Consultants Ltda. (9)	Brazil	99.99%	99.99%
Lodestone Management Consultants Sp. z.o.o. (7)	Poland	100%	100%
Lodestone Management Consultants Portugal, Unipessoal, Lda. (7)	Portugal	100%	100%
S.C. Lodestone Management Consultants S.R.L. (7)	Romania	100%	100%
Lodestone Management Consultants S.R.L. (7)(11)	Argentina	100%	100%

(1)	The Hon’ble High Court of Karnataka sanctioned the scheme of amalgamation of Infosys Consulting India Limited (ICIL) with Infosys Limited with an effective date of August 23, 2013.
(2)	Incorporated effective June 25, 2013.
(3)	Wholly owned subsidiaries of Infosys BPO.
(4)	On January 4, 2012 Infosys BPO acquired 100% of the voting interests in Portland Group Pty Ltd.
(5)	Under liquidation.
(6)	On October 22, 2012, Infosys acquired 100% of the voting interests in Lodestone Holding AG.
(7)	Wholly owned subsidiaries of Lodestone Holding AG acquired on October 22, 2012.
(8)	Liquidated effective February 14, 2013.
(9)	Majority owned and controlled subsidiaries of Lodestone Holding AG acquired on October 22, 2012.
(10)	Wholly owned subsidiary of Portland Group Pty Ltd. Under liquidation.
(11)	Incorporated effective January 10, 2013.
(12)	Wholly owned subsidiary of Lodestone Management Consultants AG.
(13)	Liquidated effective December 31, 2013.
(14)	Incorporated effective February 14, 2014.